Exhibit 10.67

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE

FORM OF FIRST AMENDMENT TO NOTE EXCHANGE & WARRANT RENEWAL,
EXTENSION AND PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE EXCHANGE & WARRANT RENEWAL, EXTENSION AND PURCHASE AGREEMENT (this “Amendment”) is made effective and dated as of October 10, 2014 (the “Effective Date”), by and between Napo Pharmaceuticals, Inc., a Delaware corporation (the “Corporation” or the “Company”), and the investor whose name and signature are set forth on the signature page to this Amendment (the “Investor”).

RECITALS

I.                                        Investor and the Company are parties to that certain Note Exchange & Warrant Renewal, Extension and Purchase Agreement (the “Agreement”) dated as of April 30, 2014.

II.                                   Investor is the holder of that certain Amendment and Extension of Convertible Promissory Note dated April 30, 2014 (the “Convertible Note”) which is one of a series of substantially identical Convertible Notes other than the principal amount thereunder issued to various parties on the same date (collectively, the “Convertible Notes”).

III.                              In connection with the contemplated initial public offering (“IPO”) for Jaguar Animal Health, Inc. (“JAH”), Nantucket Investments Limited as agent for certain lenders (“Nantucket”) desires to modify its existing agreements and security interests with the Company whether or not an IPO is consummated, to (x) expand its security interest to all assets of the Company, including the Company’s stock in JAH, (y) establish a fixed due date of January 1, 2017 for all debt and any other monetary obligations of the Company to Nantucket, which may exceed $37.5 Million plus interest at 18% compounded monthly, (z) mandate prepayments from certain Salix Pharmaceutical revenue, and (xx) provide for numerous negative and affirmative covenants restricting or mandating, as the case may be, Company actions, among numerous other provisions and modifications to the existing Nantucket documentation (collectively, the “Nantucket Modification”).

IV.                               Consummating the Nantucket Modification without the consent of Investor will constitute an event of default under the Convertible Note.

V.                                    To consent to the Nantucket Modification, the Investor is requiring that (i) following the payment or satisfaction of all obligations to Nantucket, termination of all security interests granted by the Company in favor of Nantucket, that all stock certificates representing the Company’s stock in JAH be delivered in the manner set forth in this Amendment; (ii) that Lisa A. Conte grant a security interest in and to all of her shares of stock in the Company, which shares total 627,380 shares of common stock; (iii) that the Company issue to Investor additional

Warrants in the Company on the terms and conditions as hereinafter set forth; and (iv) that the Company make additional agreements and covenants as hereinafter set forth.

VI.                               Capitalized terms not defined in this Amendment shall have the meaning given to them in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Amendment, the parties hereby agree as follows:

1.                                      Convertible Note, Warrant and Stock Pledge Agreement.

a.                                      Warrant Issuance.  Subject to the terms and conditions of this Amendment, Company agrees to issue to Investor a Warrant in such amounts and with such exercise prices as set forth on the signature page attached hereto and in form and substance attached hereto as Exhibit A (the “Warrant” and together with all the equity underlying the Warrant, the “Securities”) at the Closing (as defined below).

b.                                      Stock Pledge Agreement.  Subject to the terms and conditions of this Amendment, Lisa A. Conte grants a security interest in and to all of her shares of stock in the Company and in form and substance attached hereto as Exhibit B (the “Stock Pledge Agreement”) at the Closing (as defined below).

c.                                       Closing and Delivery.  Subject to fulfillment of the conditions set forth in Section 5 below, the consummation of the transactions contemplated herein shall take place at the offices of Reed Smith LLP, 101 2nd Street, Suite 2000, San Francisco, California, 94105 (or remotely via the exchange of documents and signatures), at 10:00 a.m.  on the Effective Date (the “Closing”).

d.                                      Delivery of Warrant and Stock Pledge Agreement.  At the Closing, (i) the Corporation will issue the fully executed Warrant to Investor, and (ii) Lisa A. Conte will issue the fully executed Stock Pledge Agreement and all stock certificates representing her shares of stock in the Company Warrant to Investor.

e.                                       Convertible Note. At the Closing, Investor’s Convertible Note is hereby amended to increase the principal amount due thereunder from $               to $                 , to reimburse Investor for past due legal fees incurred by it in the preparation of this Amendment and previous modifications and documents related hereto and thereto.

2.                                      Corporation’s Representations and Warranties.  Except as set forth on the Schedule of Exceptions attached hereto (if any) and the Nantucket Modification, the Corporation hereby represents and warrants to Investor as of the Effective Date and the Closing as follows:

a.                                      Organization, Good Standing and Qualification.  The Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware.  The Corporation has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Amendment and sell the Securities, and to carry out the provisions of this Amendment and to carry on its business as presently conducted.  The Corporation is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Corporation or its business.

b.                                      Authorization; Binding Obligations.  All corporate action on the part of the Corporation, its officers, directors and shareholders necessary for the authorization of this Amendment, and the Securities, the performance of all obligations of the Corporation hereunder and thereunder at the Closing, authorization, sale, issuance and delivery of the Securities pursuant hereto has been taken or will be taken prior to the Closing.

c.                                       No Conflict.  Neither the execution and delivery of this Amendment nor the consummation of the transactions contemplated hereby, will (i) violate or result in a breach of or constitute a default under any contract or agreement to which the Corporation is a party or by which it is bound, (ii) conflict with or result in a breach of or constitute a default under any provision of the articles of incorporation or bylaws (or other charter documents) of the Corporation, or (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Corporation is subject.

d.                                      Liabilities/Capitalization.  The liabilities and capitalization of the Corporation are substantially as set forth on the fiscal year-end financial statements (“Year-End Financial Statements”) attached hereto as Schedule I, and there have been no material adverse changes to the operations, liabilities or capitalization of the Corporation from the date of the attached Year-End Financial Statements to the Closing, except as otherwise contemplated or disclosed by the Nantucket Modification as substantially set forth in the Financing Agreement attached hereto as Exhibit C (the “Financing Agreement”).

e.                                       Liabilities.  Except as set forth on the Year-End Financial Statements attached hereto as Schedule I and the Nantucket Debt (as defined below), the Corporation has no debts or liabilities other than trade accounts payable and accrued income and employment taxes (for which adequate reserves have been made), all of which have been incurred in the ordinary course of its business.

f.                                        Subsidiaries.  The Corporation owns no interest (whether equity, equity-linked and/or debt security investments) in any entity except for its interest in CAP Global, LLC, Ecoeos, Inc. (formerly known as My Mercury) (“Ecoeos”), Napo India Private Ltd. (formed in 2005 Napo) Pharmaceuticals India Private Ltd. (formed in 2008) and Sindu Pharmaceuticals Private Ltd. (formed in 2007) and JAH (collectively, the “Subsidiaries”).

g.                                      Capitalization.  Notwithstanding anything to the contrary, the Corporation, on an unconsolidated basis — excluding Ecoeos, Inc, currently has one class of authorized stock of which (i) 175,000,000 shares are authorized, (ii) 108,452,786 are issued and outstanding (exclusive of shares held in treasury), (iii) 1,627,353 shares are held in treasury, and (iv) and 147,994,925 shares are outstanding (exclusive of shares held in treasury) on a fully-diluted basis—that is, assuming each and every subscription, warrant, option, right of conversion, right of exchange, or other right or claim, whether under contract, statute, common law or otherwise, whether compensatory in nature or not, and whether currently exercisable or not, were exercised and the shares of stock subject thereto were outstanding on the date of this Amendment.

h.                                      Disqualification.  The Corporation is not disqualified from relying on Rule 506 of Regulation D (“Rule 506”) under the Securities Act of 1933, as amended (the “Securities Act”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities to the Investor.  The Corporation has furnished to Investor, a reasonable time prior to the date hereof, a description in writing of any matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e).

3.                                      Investor Representations and Warranties.  Investor represents and warrants to the Corporation that:

a.                                      Requisite Power and Authority.  Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Amendment and to carry out their provisions.  All action on Investor’s part required for the lawful execution and delivery of this Amendment and the Note and Warrant have been or will be effectively taken prior to the Closing.

b.                                      Account.  Investor is acquiring the Securities as an investment for Investor’s own account, and not with a view to, or for resale in connection with, any distribution thereof, and Investor has no present intention of selling or distributing any of the Securities.  Investor understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

c.                                       Access to Data.  Investor has had an opportunity to discuss the Corporation’s business, management and financial affairs with its management and to obtain any additional information which Investor has deemed necessary or appropriate for deciding whether or not to purchase the Securities, including an opportunity to receive, review and understand the information regarding the Corporation’s financial statements, capitalization and other business information as Investor deems prudent.  Investor acknowledges that no representations or warranties, oral or written, have been made by the Corporation or any agent thereof except as set forth in this Amendment.

d.                                      No Fairness Determination.  Investor is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Securities.

e.                                       Knowledge and Experience.  Investor has such knowledge and experience in financial and business matters, including investments in other start-up companies, and such Investor is capable of evaluating the merits and risks of the investment in the Securities and it is able to bear the economic risk of such investment.  Investor is an “accredited” investor as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended, and as set forth on Schedule II attached hereto.  Further, Investor has such knowledge and experience in financial and business matters that such Investor is capable of utilizing the information made available in connection with the offering of the Securities, of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect to the Securities.

f.                                        No Public Market.  Investor is aware that there is currently no public market for the Corporation’s securities.  There is no guarantee that a public market will develop at any time in the future.  Investor understands that the Securities are all unregistered and may not presently be sold.  Investor understands that the Securities cannot be readily sold or liquidated in case of an emergency or other financial need.  Investor has sufficient liquid assets available so that the purchase and holding of the Securities will not cause Investor undue financial difficulties.

g.                                      Rule 144.  Investor acknowledges and agrees that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time.

h.                                      Residence.  Investor resides in the state identified in the address set forth on the signature page.

i.                                         Disqualification.  Investor represents that neither Investor, nor any person or entity with whom Investor shares beneficial ownership of the Corporation’s securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, attached hereto as Annex I.

4.                                      Restrictions on Transfer.

a.                                      Public Offering Lock-Up.  In connection with any underwritten public registration of the Corporation’s securities in the United States, Investor agrees, upon the request of the Corporation or the underwriters managing such underwritten offering of the Corporation’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Securities without the prior written consent of the Corporation and such underwriters, as the case may be, for a period of time, not to exceed thirty (30) days before and one hundred and eighty (180) days after the effective date of such registration or such other period not to exceed an additional eighteen (18) days as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in

FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto (the “Lock-up Period”).  Upon request by the Corporation, Investor shall enter into any further agreement in writing in a form reasonably satisfactory to the Corporation and such underwriters to effectuate this lock-up.  The Corporation may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of the Lock-up Period.

b.                                      Restrictive Legends.  Each instrument evidencing the Securities which Investor may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Corporation) shall be imprinted with legend substantially in the following form:

THE SECURITIES OF THE CORPORATION OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE ACT, AND THE SECURITIES OFFERED HEREBY HAVE NOT BEEN QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN THE STATES WHERE THIS OFFERING IS MADE.  THEREFORE, THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR QUALIFICATION UNDER SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.  THESE SECURITIES MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS PURSUANT TO EXEMPTIONS IN THE VARIOUS STATES WHERE THEY ARE BEING SOLD.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN APRIL 30, 2014 NOTE EXCHANGE & WARRANT RENEWAL, EXTENSION AND PURCHASE AGREEMENT, AS AMENDED, BETWEEN THE ORIGINAL HOLDER HEREOF AND THE CORPORATION.

The Corporation shall be entitled to enter stop transfer notices on its transfer books with respect to the Securities.

5.                                      Conditions to Closing.

a.                                      Obligations of the Corporation.  The obligation of the Investor to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by the Investor as to its obligation to consummate the transaction so contemplated:

i.                                          Performance.  The Corporation shall have performed all obligations and conditions herein required to be performed or observed by the Corporation on or prior to the Closing, the execution of the Warrant.

ii.                                       Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto or required to be delivered prior to or at the Closing will be reasonably satisfactory in form and substance to the Investor.

iii.                                    Suits/Proceedings.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Amendment.

iv.                                   Authorization of Issuance.  The Corporation’s board of directors will have authorized the issuance and sale by it to the Investor pursuant to this Amendment of the Warrant.

v.                                      Consents and Approvals.  The Corporation shall have obtained any and all consents (including all stockholder and all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Amendment), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Amendment.

vi.                                   Financial Statements.  The Corporation has provided to Investor true and correct copies of the Corporation’s Year-End Financial Statements (whether audited or unaudited) for the most recent fiscal year end.

b.                                      Obligations of the Investor.  The obligation of the Corporation to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on, or before, the date of the Closing of the following conditions, all or any of which may be waived in writing by the Corporation as to its obligation to consummate the transaction so contemplated:

i.                                          Performance.  Investor shall have duly performed and complied in all material respects with each of the terms, agreements and conditions required by this Amendment to be performed or complied with prior to or at the Closing.

ii.                                       Instruments and Documents.  All instruments and documents required to carry out this Amendment, including the Company’s financial statements delivered in connection with this Amendment, shall be reasonably satisfactory to the Corporation and its counsel.

iii.                                    Suits/Proceedings.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Amendment.

iv.                                   Approvals and Authorization.  The Corporation shall have obtained any and all consents (including all stockholder and all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Amendment), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Amendment.

v.                                      Nantucket Modification Consent.  Each of Dorsar Investment Company, Alco Investment Company, and Two Daughters LLC shall have delivered a written consent to the Nantucket Modification in form and substance satisfactory to it and the Company in form and substance attached hereto as Exhibit D.

6.                                      Reliance.  Investor is aware that the Corporation is relying on the accuracy of the above representations to establish compliance with Federal and State securities laws.  If any such warranties or representations are not true and accurate in any respect as of the Closing, Investor shall so notify the Corporation in writing immediately and shall be cause for rescission by the Corporation at its sole election.  Investor shall indemnify the Corporation and its affiliates, legal counsel and agents against all losses, claims, costs, expenses and damages or liabilities, including reasonable attorneys’ fees, which such parties may suffer or incur caused or in connection with or arising out of, directly or indirectly, from their reliance on such warranties and representations.

7.                                      Corporation Covenants.  Until the Convertible Note is paid in full, the Corporation covenants and agrees that, except as have been amended, terminated, waived or consented to through the Closing Date, or unless consented to by a Super Majority-Interest of the Holders (as defined in the Note) or Dorsar Investment Company:

a.                                      The covenants set forth in Section 7 of the 2011 Purchase Amendment shall remain in effect, subject to Section 10.a below.

b.                                      Neither the Corporation nor its Subsidiaries other than JAH or Ecoeos shall incur after the Closing any debt, liability or obligation, including loans, notes, bonds, debentures or similar instruments, (regardless of whether such debt, liability or obligation has rights or preferences superior, equal or subordinate to the rights or preferences of the Note) except for the Nantucket Debt (as defined below), or trade accounts payable and employment taxes, which must have been incurred in the ordinary course of its business.

c.                                       The Corporation shall not allow any of its assets or properties to become subject to any lien, security agreement or other encumbrances except for the Nantucket Debt.

d.                                      The Corporation shall not pay or apply, or permit to be paid or applied, any of its money, assets or properties to any debt, liability or obligation, except for the

Nantucket Debt, the Convertible Notes, the current portion of any trade accounts payable, which must have been incurred in the ordinary course of its business, or Salix Litigation Expenses (as defined below), and employment taxes.

e.                                       The Corporation shall not acquire after the Closing any interest in (whether equity, equity-linked and/or debt security investments) any entity.

f.                                        Except for JAH or Ecoeos, the Subsidiaries shall not allow any of its assets or properties to become subject to any lien, security agreement or other encumbrances except in connection with the Nantucket Debt.

g.                                      Except for JAH or Ecoeos, the Subsidiaries shall not acquire after the Closing any interest in (whether equity, equity-linked and/or debt security investments) any entity.

h.                                      Except as provided below in the flush language of this Section 7.h, the Corporation shall (immediately following the giving of proper notice, if any, required under the Convertible Note) pay and apply seventy-five percent (75.0%) of any and all proceeds on the first $1,000,000 received by the Company from JAH after the Effective Date (and thereafter such percentage shall be eighty-seven point five percent (87.5%)) from the following payments towards the obligations owed under the Convertible Notes on a pro rata basis:

a non-refundable license fee (the “License Fee”) payable under that certain Amended and Restated License Agreement dated as of January 27, 2014, as amended in August, 2014 and from time to time, between the Company and JAH (the “License Agreement”), in an amount not to exceed Two Million Dollars ($2,000,000), less the fee of One Hundred Thousand Dollars ($100,000) that JAH already paid to the Company for the option to obtain the animal health license from the Company.

If (and only if), in accordance with the Financing Agreement, there is a Jaguar License Agreement Restructuring (as defined in the Financing Agreement) and Investor has been granted the Silent Second Secured Lien (as defined in Section 8 below), then, notwithstanding the first sentence in this Section 7.h, the first $1,000,000 of the License Fee received by the Company from JAH after the Effective Date shall be paid and applied in the following order and priority:  (i) first, $250,000 to the Corporation, and (ii) second, $750,000 towards the obligations owed under the Convertible Notes on a pro rata basis.  For the avoidance of doubt, if the Investor has not been granted the Silent Second Secured Lien by the time such $250,000 payment is made pursuant to a Jaguar License Agreement Restructuring, then the entire first $1,000,000 of the License Fee received by the Company from JAH after the Effective Date shall be paid and applied in the manner set forth in the first sentence in this Section 7.h.  For convenience, the initial $250,000 of the License Fee paid or allocated to, and retained by, the Corporation under any foregoing provision in this Section 7.h shall be referred to as the “Litigation Reserve”.

i.                                         Notwithstanding anything to the contrary, the Corporation shall require that the entire portion of the License Fee payable in accordance with Section 7.h above be paid in immediately available funds in lawful money of the United States of America.

j.                                         The Litigation Reserve shall be set aside and retained by the Corporation and used exclusively by the Corporation to pay for reasonable costs and expenses, including attorneys’ fees and court costs (the “Salix Litigation Expenses”), relating to the settlement, litigation, and/or appeal of the lawsuit with Salix Pharmaceuticals, Inc. Any portion of the Litigation Reserve that is not used to pay, or is no longer unnecessary for, Salix Litigation Expenses shall be paid towards the obligations owed under the Convertible Notes on a pro rata basis.

k.                                      The Corporation at all times will reserve and keep available, out of its authorized but unissued shares, a number of its shares as shall from time to time be sufficient to effect the conversion of the Convertible Note assuming each and every preemptive right, subscription, warrant, option, right of conversion, right of exchange, or other right or claim, whether under contract, statute, common law or otherwise, whether compensatory in nature or not, and whether currently exercisable or not, were exercised and the shares of stock subject thereto were outstanding on that date.

l.                                         The Corporation shall not permit or cause any of its JAH shares to be converted into or issued as uncertificated shares.

m.                                  The Corporation shall not distribute or dividend to its stockholders any shares in JAH.

n.                                      Notwithstanding the foregoing, any covenants or agreement set forth above in this Section 7 may also be waived with the Investor’s prior written approval.

8.                                      Additional Agreement.  After the Effective Date, Investor shall be granted a silent second lien securing payment and performance under the Convertible Note, subordinated only to the Nantucket Debt (the “Silent Second Secured Lien”), on all of the Corporation’s assets and properties.  Except as otherwise stated herein, Investor covenants and agrees that it shall not enforce its rights as a secured party under the Silent Second Secured Lien unless and until the earlier of the following:  (i) January 1, 2017; (ii) satisfaction or payment of the Nantucket Debt; and (iii) the occurrence of an “Event of Default” resulting in payment acceleration of the “Obligations”, as such terms are defined in that certain Financing Agreement, dated as of the date hereof and as exists as of the date hereof, by and among the Corporation, as borrower, the lenders from time to time as parties thereto, and Nantucket, as collateral agent for such lenders, and Nantucket, as administrative agent for such lenders.  The Corporation covenants and agrees that any statute of limitation, defense of latches, or other similar defense or affirmative defense shall be tolled during the entire period that Investor is delayed or postponed under this Section 8 from enforcing any of its rights as a secured party under the Silent Second Secured Lien.

9.                                      Ratification.  Except as modified by this Amendment, the terms and provisions of the Agreement are hereby confirmed in all respects, and the Agreement, as amended, remains in full force and effect and is hereby ratified.

10.                               Miscellaneous.

a.                                      Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby for a period of one year; provided, however, that the representations, warranties, covenants and agreements contained in Section 7 hereof shall survive until the Convertible Note is satisfied in full through payment or conversion in accordance with its terms.

b.                                      Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

c.                                       Entire Agreement.  This Amendment and the Exhibits and Schedules attached hereto constitute the entire agreement and understanding between the parties with respect to the subject matters herein, and supersede and replace any prior agreements and understandings, whether oral or written between and among them with respect to such matters.  The provisions of this Amendment may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Corporation and Investor, subject to Section 7 above.

d.                                      Title and Subtitles.  The titles of the Sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

e.                                       Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

f.                                        Applicable Law.  This Amendment shall be governed by and construed in accordance with laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

g.                                      Venue.  Any action, arbitration, or proceeding arising directly or indirectly from this Amendment or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in San Francisco, California.

h.                                      Authority.  If Investor is a corporation, partnership, trust or estate:  (i) the individual executing and delivering this Amendment on behalf of Investor has been duly authorized and is duly qualified to execute and deliver this Amendment in connection with the purchase of the Securities and (ii) the signature of such individual is binding upon Investor.

i.                                         Notices.  All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, facsimile, telecopier, or overnight air courier guaranteeing next day delivery at the address set forth on the signature page hereof to the Investor and with respect to the Corporation at its principal place of business.  All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when receipt acknowledged, if facsimiled or telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  The parties may change the addresses to which notices are to be given by giving five days prior written notice of such change in accordance herewith.

j.                                         Jaguar Stock.  Upon payment in full of all debt and any other obligations owed by the Corporation to Nantucket and its affiliates and/or assignees (collectively, “Nantucket”) under the Nantucket Modification (collectively, the “Nantucket Debt”), and the subsequent termination and release by Nantucket of its security interests in the assets of the Corporation, including the delivery to the Corporation of all shares of stock of JAH held now or in the future by Nantucket (the “Jaguar Stock”) unencumbered following repayment of the Nantucket Debt in full (the “Release Date”), in the event any amount remains outstanding under the Convertible Note, the Corporation, through its counsel Lucy Reckseit, shall cause the Jaguar Stock, together with a duly executed stock transfer power in blank, to be immediately delivered to Investor’s counsel, Gene Wolf c/o Kemp Smith LLP, 221 N. Kansas St., Suite 1700, El Paso, Texas 79901 (“Kemp Smith”).  If Investor’s Convertible Note has not been paid in full within 45 days after the Release Date, Dorsar Investment Company may instruct Kemp Smith on behalf of all Convertible Noteholders to sell up to those number of shares of the Jaguar Stock at “fair market value” (as defined below) and apply the proceeds thereof to payment of the Convertible Notes.  All Jaguar Stock that remains in the possession of Kemp Smith after such sale shall immediately be returned to the Corporation together with any excess proceeds from the sale of such Jaguar Stock.  Investor acknowledges and agrees that the future delivery of Jaguar Stock is conditional and will only occur in the event of satisfaction in full of the Nantucket Debt.  Nothing in the Amendment nor any other agreement executed in connection herewith is to be construed as a present grant of a lien, pledge, or any other encumbrance on the Jaguar Stock in favor of the Investor.  Until such time as the Jaguar Stock has been delivered to Kemp Smith, Investor shall have no rights in or clams to the Jaguar Stock and Investor hereby acknowledges and agrees that it may not participate in, interfere with or in any other way restrict or impede Nantucket’s exercise of its rights in the Jaguar Stock as set forth in that certain financing agreement or any of the ancillary agreements entered into between and among the Corporation, Nantucket and the other parties thereto in connection with the Nantucket Modification.  Further, nothing stated herein shall prohibit, restrict or impose any conditions on Company’s ability to create, incur or permit to exist any future Lien upon any of its property or revenues, whether now owned or hereafter acquired, in favor of Nantucket in connection with the Nantucket Debt.  For purposes of this Amendment, “Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.  If the Corporation is publicly traded, “fair market value” shall be the market price of the Jaguar Stock, measured using the volume weighted average price per share of such Jaguar Stock for the ten day period prior to the date of any such disposition.  Otherwise, “fair market value” shall be equal to the price at which such Jaguar Stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of relevant facts.

k.                                      Non-Disturbance.  Notwithstanding anything herein to the contrary, in the event of any default under the Convertible Note or any other enforcement of Secured Party’s rights hereunder or under the Convertible Note, Secured Party may not at any time terminate, whether by operation of law or otherwise, the License Agreement, or take any other action that interferes with JAH’s or the Corporation’s rights under the License Agreement.  Furthermore, Investor agrees that upon the granting to it of the Silent Second Secured Lien, it will enter into a non-disturbance of license agreement in a form substantially similar to that non-disturbance of license agreement entered into by and between Nantucket and the Corporation as of the date hereof.

[Signature Page Follows]

(Signature Page to October    , 2014, First Amendment to Note Exchange & Warrant Renewal, Extension and Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first set forth above.

INVESTOR	CORPORATION

NAPO PHARMACEUTICALS, INC.

By:	By:
Lisa A. Conte, CEO
Name:

Title:

of Warrants with an exercise price of
$ per share

CONSENT BY LISA A. CONTE

The undersigned, LISA A. CONTE, agrees to grant the security interest in and to all of her shares of stock in the Company as hereinabove set forth.  The undersigned further acknowledges and agrees that it is in her best interest and the best interest of the Company to grant such security interest.

LISA A. CONTE